Exhibit 3.53

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “REO LEASING SOLUTIONS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF JUNE, A.D. 2009, AT 11 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “REO LEASING SOLUTIONS, LLC”.

	Jeffrey W. Bullock, Secretary of State
4699647 8100H	AUTHENTICATION:	0939823
131368331	DATE:	12-03-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 06/17/2009
FILED 11:00 AM 06/17/2009
SRV 090624803 - 4699647 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is REO Leasing Solutions, LLC

Second: The address of its registered office in the State of Delaware is 32 W Loockerman Street Ste. 201 in the City of Dover. Zip code 19904. The name of its Registered agent at such address is Registered Agent Solutions, Inc.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 16th day of June, 2009.

By:
Authorized Person (s)

Name:	Karen S. Lugar